                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6[e][2] )
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     BROWN & SHARPE MANUFACTURING COMPANY
               -------------------------------------------------
               (Name of Registrant as Specified in its Charter)
           _________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(i) and 0-11.

       1)   Title of each class of securities to which transaction applies:
            _________________________________________________________________
       2)   Aggregate number of securities to which transaction applies:
            _________________________________________________________________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________
       4)   Proposed maximum aggregate value of transaction:
            ____________________________________________________________________
       5)   Total fee paid:
            ____________________________________________________________________

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
            ____________________________________________________________________

       2)   Form, Schedule, or Registration Statement No.:
            ____________________________________________________________________

       3)   Filing Party:
            ____________________________________________________________________

       4)   Date Filed:
            ____________________________________________________________________

                                    B&S LOGO



March 27, 1998



To the Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Brown & Sharpe Manufacturing Company to be held on Friday, May 1, 1998, at 10:00 a.m. at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, RI.

     The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement contain the principal items of business to be considered and acted upon at the meeting, including information about the Directors of the Company continuing in office and the three nominees for election as Directors for three-year terms. In addition to the foregoing, we will report on our continuing efforts to improve the Company's performance and on our plans for positioning the Company to meet the challenges ahead. We welcome the opportunity to share our thoughts with our stockholders and look forward to your questions and comments.

     We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Accordingly, whether or not you plan to personally attend the meeting, we urge you to mark, sign, date, and promptly return the enclosed proxy card in the return envelope.

                              Sincerely yours,

                              /s/ Frank T. Curtin

                              Frank T. Curtin
                              Chairman of the Board, President and
                                Chief Executive Officer

                      BROWN & SHARPE MANUFACTURING COMPANY

                                 Precision Park
                              200 Frenchtown Road
                    North Kingstown, Rhode Island 02852-1700
                            Telephone (401) 886-2000
                            Facsimile (401) 886-2214
                             _____________________

                            NOTICE OF ANNUAL MEETING
                            _______________________

     Notice is hereby given to the stockholders of Brown & Sharpe Manufacturing Company that the Annual Meeting of stockholders will be held on Friday, May 1, 1998, at 10:00 a.m. at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, for the following purposes:

1. To fix the number of Directors at nine and to elect a class of three Directors, whose names are set forth in the accompanying Proxy Statement, to succeed the class whose term expires with this Annual Meeting of Stockholders, to serve until the year 2001 Annual Meeting of Stockholders and until their successors shall be elected and qualified.

2. To ratify and approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as the Company's independent accountants for the year 1998.

3. To transact such other business that may properly come before the meeting, and any adjournments thereof.

     The Board of Directors has fixed the close of business on Friday, March 13, 1998, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting, and any adjournments thereof. A copy of the Company's Annual Report containing financial data and a summary of operations for 1997 is being mailed to the stockholders with this Proxy Statement.

     In the event you cannot attend the Annual Meeting in person, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POST-PAID ENVELOPE SO THAT YOUR SHARES OF COMPANY STOCK MAY BE REPRESENTED AT THE MEETING.

                                    By Order of the Board of Directors,

                                    /s/ James W. Hayes, III

                                    James W. Hayes, III
                                    Secretary

North Kingstown, Rhode Island
March 27, 1998

                     BROWN & SHARPE MANUFACTURING COMPANY

                                 Precision Park
                              200 Frenchtown Road
                    North Kingstown, Rhode Island 02852-1700
                            Telephone (401) 886-2000
                            Facsimile (401) 886-2214


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1998

     This Proxy Statement and the accompanying Proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brown & Sharpe Manufacturing Company (the "Company") for use at the Company's Annual Meeting of stockholders (the "Annual Meeting") to be held at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, on Friday, May 1, 1998, at 10:00 a.m., and at any adjournments thereof.

     Stockholders of record at the close of business on Friday, March 13, 1998, are entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company had 13,359,102 shares of common stock outstanding comprised of 12,846,597 shares of Class A Common Stock, $1.00 par value (the "Class A Stock") and 512,505 shares of Class B Common Stock, $1.00 par value (the "Class B Stock"). The Company's Certificate of Incorporation provides that each share of Class A Stock outstanding on the record date entitles the holder thereof to one vote and each share of Class B Stock outstanding on the record date entitles the holder thereof to ten votes except as otherwise provided by law or by the Certificate of Incorporation. The holders of Class A Stock are entitled to elect one Director at the Annual Meeting, and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining Directors to be elected at the Annual Meeting. Except for the foregoing and as may otherwise be provided by law or the Certificate of Incorporation, all other actions submitted to a vote of the stockholders at the meeting will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class.

     Proxies properly executed and returned will be voted at the Annual Meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the election of the nominees for Directors set forth herein and to ratify the selection of independent accountants described in this Proxy Statement. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting and all matters incidental to the conduct of the Annual Meeting.

     Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder personally attending the Annual Meeting may also revoke his or her proxy and vote his or her shares of stock.

     The approximate date this Proxy Statement is being mailed to stockholders is March 27, 1998.

                                     ITEM I
                             ELECTION OF DIRECTORS


     The Board of Directors proposes to fix the number of Directors at nine; to designate a class of three Directors to serve until the year 2001 Annual Meeting and until their successors have been duly elected and qualified (the "2001 Class"); and to elect Messrs. Howard K. Fuguet, Henry D. Sharpe, III, and J. Robert Held, all of whom are currently members of the Board and who have consented to stand for election, to the 2001 Class. The Board has nominated Mr. Held for election by the holders of Class A Stock and Messrs. Fuguet and Sharpe, III for election by the holders of Class A Stock and Class B Stock, voting together as a single class.

     Information is furnished below with respect to the nominees for election to the 2001 Class as well as the Directors continuing in office. Henry D. Sharpe, III is the son of Henry D. Sharpe, Jr., a significant stockholder of the Company (see Table on Page 5) and former Chairman of the Board of Directors who retired from the Board on October 25, 1996.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. FUGUET, SHARPE, III, AND HELD.


    NAME (AGE)                          YEAR FIRST
(BOARD COMMITTEE                        ELECTED A             PRINCIPAL OCCUPATION DURING LAST FIVE YEARS AND
   MEMBERSHIP)                           DIRECTOR             DIRECTORSHIPS IN PUBLIC REPORTING AND OTHER COMPANIES
----------------                        ----------            -----------------------------------------------------
NOMINEES FOR ELECTION TO OFFICE
-------------------------------
For Terms Expiring in 2001
--------------------------
HOWARD K. FUGUET (60)                     1990                Partner of the law firm of Ropes & Gray, Boston, MA.
(Audit, Corporate Governance)

HENRY D. SHARPE, III (43)                 1992                Co-founder and Technical Director, Design Lab, Inc.,
(Audit)                                                       Providence, RI, a multi-disciplinary product design firm
                                                              specializing in research and design of new products, re-design of existing products, and engineering management services.

J. ROBERT HELD (59)                       1996                Currently a consultant to the computer industry; from 1988 to
(Compensation and Nominating)                                 1995 President and Chief Executive Officer and a Director of Chipcom
                                                              Corporation, Southborough, MA, a computer communications company; from

                                                              1984 to 1988 Vice President, Division General Manager and from 1980 to

                                                              1984 Vice President, Sales and Service, Genrad, Inc., Concord, MA, a
                                                              manufacturer of test equipment for the electronics industry.

DIRECTORS CONTINUING IN OFFICE
------------------------------
Terms Expiring in 2000
----------------------
FRANK T. CURTIN (63)                      1995                Chairman of the Board of Directors since October 1996 and President
(Executive, Corporate Governance)                             and Chief Executive Officer since May 2, 1995; from January 1992 to
                                                              May 1995, Vice President, National Center for Manufacturing Sciences,
                                                              a research and development organization, Ann Arbor, MI; from 1989 to
                                                              May 1995, President, Curtin & Associates, a software development company, Santa Barbara, CA and Ann Arbor, MI.


    NAME (AGE)                      YEAR FIRST
(BOARD COMMITTEE                    ELECTED A     PRINCIPAL OCCUPATION DURING LAST FIVE YEARS AND
   MEMBERSHIP)                       DIRECTOR     DIRECTORSHIPS IN PUBLIC REPORTING AND OTHER COMPANIES
----------------                    ----------    -----------------------------------------------------


Terms Expiring in 2000 Cont'd.
------------------------------
PAUL R. TREGURTHA (62)               1984         Chairman of the Board and Chief Executive Officer, Mormac
(Executive, Compensation and                      Marine Group, Inc., Stamford, CT, a marine transportation company;
Nominating, Corporate                             Director,Fleet Financial Group, Inc., a bank holding company;
Governance)                                       Director, FPL Group, Inc., a utility company; Trustee, Teachers
                                                  Insurance and Annuity Assoc.; Chairman, Moran Transportation Company,
                                                  and Vice Chairman, Interlake Steamship Company, Greenwich, CT, both marine transportation companies.

HARRY A. HAMMERLY (64)                1996        Former Executive Vice President, 3M Company, a manufacturer of
(Audit)                                           industrial, consumer, and health care products; Executive Vice
                                                  President, International Operations from September 1991 until his retirement in July 1995; employed by 3M Company from June 1955;
                                                  Director, Apogee Enterprises, Inc., a fabricator and distributor of glass; Director, BMC Industries, Inc., a manufacturer of precision etched products and vision lenses; Director, Cincinnati Milacron,
                                                  Inc., a manufacturer of industrial machinery and cutting tools;
                                                  Director, the Geon Company, a manufacturer of PVC resins and compounds; Director, Red Wing Shoe Company, a privately held manufacturer of shoes and boots.

Terms Expiring in 1999
----------------------
JOHN M. NELSON (66)                   1975        Chairman of the Board, The TJX Companies, Inc., an off price
(Audit, Compensation and                          specialty apparel retailer, since June 1995; Chairman of the
Nominating)                                       Board, Wyman Gordon Company, Worcester, MA, manufacturer of forgings and castings, from May 1994 to October 1997 and Chairman and
                                                  Chief Executive Officer from May 1991 to May 1994; until October 1990,

                                                  Chairman of the Board and Chief Executive Officer, Norton Company,
                                                  manufacturer of abrasives and ceramics; Director, Eaton Vance Corp.;
                                                  Director, Aquila Biopharmaceuticals, a biotechnology firm; Director,
                                                  Commerce Holdings Inc., a holding company for a property and casualty insurance company; and, Director, Stocker & Yale Manufacturing
                                                  Company, a specialty products company.

RUSSELL A. BOSS (59)                  1990        President and Chief Executive Officer and a Director, A. T. Cross
(Executive, Compensation and                      Company Lincoln, RI, manufacturer of fine writing instruments;
Nominating)                                       Trustee, Eastern Utilities Association; Boston, MA.

ROGER E. LEVIEN ( 62)                 1996        From May 1997 to present Levien Enterprises, Managing Partner,
(Corporate Governance)                            a consulting business; July 1992 to April 1997, Vice President,
                                                  Strategy and Innovation, Xerox Corporation, Stamford, CT, manufacturer of document and office technology equipment.


                              GENERAL INFORMATION
                       RELATING TO THE BOARD OF DIRECTORS

     The Board of Directors, which held five regular meetings in 1997, maintains a standing Executive Committee, composed of Messrs. Curtin, Boss, and Tregurtha, which has substantially all of the powers and authority of the Board of Directors when the full Board is not in session. The Executive Committee met three times in 1997. The Board of Directors also maintains standing committees on audit ("Audit Committee"), corporate governance ("Corporate Governance Committee"), and compensation and board membership nominations, ("Compensation and Nominating Committee") each of which, except for the Corporate Governance Committee which includes Mr. Curtin, is composed exclusively of non-employee Directors. Each of the Directors participated in 75% or more of the aggregate number of meetings of the Board and of the committees on which he is a member.

     The Audit Committee, whose members are Messrs. Hammerly, Fuguet, Sharpe III, and Nelson, recommends to the Board of Directors, for approval by the stockholders, the appointment of a firm of independent certified public accountants to audit the Company's financial statements. The Audit Committee also meets with the independent accountants and the Company's Chief Financial Officer to review the scope and results of the audit, the scope of audit and non-audit services, the range of audit and non-audit fees, any proposed changes in accounting policies, practices, or procedures, including those relating to the Company's internal accounting controls, and the Company's financial statements to be included in the Company's Annual Report to Stockholders and other related matters. The Audit Committee met two times in 1997.

     The Corporate Governance Committee, whose members are Messrs. Curtin, Fuguet, Tregurtha, and Levien, considers matters concerning the composition and performance of the Board and its relationship to management and other corporate governance matters, including those relating to the existence of the Company as an independent company or which otherwise might affect the control of the Company. The Corporate Governance Committee did not hold any meetings in 1997.

     The Compensation and Nominating Committee, whose members are Messrs. Boss, Tregurtha, Nelson, and Held, performs a periodic review of the appropriate salaries and compensation/benefit plans for the Executive Officers and other key management personnel of the Company; and the Committee administers the Amended Profit Incentive Plan, the 1989 Equity Incentive Plan, the Key Employees' Long-Term Deferred Cash Incentive Plan, and certain other benefit plans. The Committee also recommends to the Board nominees who are proposed for election as directors. The Compensation and Nominating Committee met four times in 1997. See "Compensation and Nominating Committee Report".

     As compensation for services rendered during 1997, the Company paid each non-employee Director an annual retainer of $10,000, a fee of $800 for each Board meeting attended, a fee of $400 for each teleconference meeting which lasted more than one-half hour in duration, and a fee of $500 for each Committee meeting attended ($200 if held on the same day as a Board meeting). Directors who are members of the Audit Committee also receive an additional $1,000 in their annual retainer fee.

     Mr. Tregurtha has elected to defer 50% of his Director's fees under a deferred stock equivalent unit contract with the Company dated September 3, 1987 pursuant to which all fees earned after that date were to be converted into deferred stock equivalent units based on the market value of the Company's stock on each fee payment date. Under such contract dividend equivalents in amounts and timing equal to any cash dividends paid on the Company's outstanding stock are similarly converted into additional stock equivalent units. The Company paid no cash dividends on its stock in 1997. Mr. Tregurtha's contract matures on October 1, 2005 or the earlier date of death or other termination of Mr. Tregurtha as a Director. The contract was amended in 1992 to provide that fee amounts deferred after May 1, 1991 (including any dividend equivalent amounts) shall be payable on maturity only in cash, with amounts deferred prior to such date payable in cash or shares of Company Class A Stock.

     The law firm of Ropes & Gray, Boston, Massachusetts, of which Mr. Fuguet is a partner, has provided legal services to the Company since 1957.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

I.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below as of March 11, 1998 are the persons or groups known to the Company who beneficially own, under the applicable rules and regulations of the Securities and Exchange Commission, more than 5% of any class of the Company's voting securities.

                                                                                      PERCENT
NAME AND ADDRESS                TITLE OF CLASS      AMOUNT AND NATURE     PERCENT     COMBINED
OF BENEFICIAL OWNER             OF COMMON STOCK  OF BENEFICIAL OWNERSHIP  OF CLASS  VOTING POWER
------------------------------  ---------------  -----------------------  --------  ------------
                                                 Direct         Indirect
                                                 ------         --------

Fiduciary Trust Company         Class A            168,196            --    1.3        4.0
   International/(1)/           Class B             56,064            --   10.9
Two World Trade Center
New York, NY  10048-0774

Henry D. Sharpe, Jr./(2)/       Class A            476,766          7,200   3.7       11.6
Pojac Point, RFD No. 2          Class B            158,920          2,400  31.4
North Kingstown, RI  02852

Frank T. Curtin/(3)/            Class A            458,582            --    3.2       11.8
c/o Brown & Sharpe              Class B            166,063            --   32.1
   Manufacturing Company
200 Frenchtown Road
Precision Park
N. Kingstown, RI  02852-1700

Charles A. Junkunc/(3)/         Class A            374,582            --    2.9       12.9
c/o Brown & Sharpe              Class B            194,396            --   37.9
   Manufacturing Company
200 Frenchtown Road
Precision Park
N. Kingstown, RI  02852-1700

Edward D. DiLuigi/(3)/          Class A            314,648            --     2.4      11.1
c/o Brown & Sharpe              Class B            168,252            --    32.8
  Manufacturing Company
200 Frenchtown Road
Precision Park
N. Kingstown, RI  02852-1700

Putnam Fiduciary Trust/(4)/     Class A            141,584            --     1.1       3.7
 Company                        Class B             52,744            --    10.2
859 Willard Street
Quincy, MA  02169


                                                                                      PERCENT
NAME AND ADDRESS                TITLE OF CLASS      AMOUNT AND NATURE     PERCENT     COMBINED
OF BENEFICIAL OWNER             OF COMMON STOCK  OF BENEFICIAL OWNERSHIP  OF CLASS  VOTING POWER
------------------------------  ---------------  -----------------------  --------  ------------
                                                 Direct         Indirect
                                                 ------         --------
David L. Babson/(5)/            Class A          1,441,000            --    11.2       8.0
 & Co. Inc.                     Class B                --
One Memorial Drive
Cambridge, MA  02142-1300

Dimensional Fund(6)             Class A            708,007                   5.5       3.9
 Advisors Inc.                  Class B                --
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

_____________________________

(1) Fiduciary Trust Company International, a bank, by virtue of various investment management contracts and trust agreements with members of the Sharpe family, including Henry D. Sharpe, III, a nominee for election to the Board, holds the shares of Class A and Class B Stock in the Table. See Footnote (2) below.

(2) Various members of Henry D. Sharpe, III's family beneficially own an aggregate of 645,286 shares of common stock of the Company comprised of 483,966 shares of Class A Stock and 161,320 shares of Class B Stock of the Company. These holdings amount to 3.7% and 31.4%, respectively, of each class of stock and represent 11.6% of the combined voting power of the Class A Stock and Class B Stock. The table includes (a) an aggregate of 168,076 shares of Class A Stock and 56,024 shares of Class B Stock held by Henry D. Sharpe, Jr.'s wife and children, including Henry D. Sharpe, III, and by trusts, of which they are beneficiaries under agreements with Fiduciary Trust Company International and under which they each have sole voting and dispositive power with respect to their shares and with respect to which Mr. Sharpe, Jr. disclaims beneficial ownership; (b) 120 shares of Class A Stock and 40 shares of Class B Stock held by the Sharpe Family Foundation, a charitable foundation, held by Fiduciary Trust Company International with whom Mr. Sharpe, Jr. shares voting power and with respect to which beneficial ownership is disclaimed; (c) 7,200 shares of Class A Stock and 2,400 shares of Class B Stock as to which Henry D. Sharpe, Jr. has neither voting nor dispositive power but as to which he is a beneficiary under a trust established under the will of Henry D. Sharpe, Sr.; and (d) 308,570 shares of Class A Stock and 102,856 shares of Class B Stock held by Fiduciary Trust Company International as to which Henry D. Sharpe, Jr. has sole voting and dispositive power .

(3) Messrs. Curtin, Junkunc, and DiLuigi are Executive Officers of the Company and serve as co-Trustees of the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP"). The Table includes (i) 308,582 shares of Class A Stock and 166,063 shares of Class B Stock, which are deemed to be beneficially owned by each of the foregoing persons, but as to all of which ESOP shares (except, with respect to their own respectively vested shares of Class A Stock and Class B Stock in such plan) they disclaim beneficial ownership; (ii) shares of Class A Stock issuable upon
     exercise of stock options held by such Executive Officers.   (See II.
     Security Ownership of Management Footnote (3) and Aggregated Options Table.); and (iii) with respect to Mr. Junkunc, 28,333 shares of Class B Stock held by the Company's United Kingdom Pension Plan as to which Mr. Junkunc has shared voting and investment power with respect to which Mr. Junkunc disclaims beneficial ownership.

(4) Putnam Fiduciary Trust Company acts as Trustee of the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees, substantially similar tax qualified 401-K savings plans covering U.S. employees (together referred to as the "SARP"), and in that capacity shares voting power with respect to the shares of Class A Stock and Class B Stock with and subject to direction from participants in the SARP as to all of which shares Putnam disclaims beneficial ownership.

(5) David L. Babson & Co. Inc., an investment advisor, holds the reported shares for the benefit of its clients and has sole voting and dispositive power with respect to such shares.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

II.  SECURITY OWNERSHIP OF MANAGEMENT

     The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company's Class A Stock and Class B Stock as of March 11, 1998 by the Directors and Nominees and the named Executive Officers included in the Summary Compensation Table and all Directors and Executive Officers as a group.

                                                                                    PERCENT OF
NAME AND ADDRESS               TITLE OF CLASS      AMOUNT AND NATURE     PERCENT     COMBINED
OF BENEFICIAL OWNER            OF COMMON STOCK  OF BENEFICIAL OWNERSHIP  OF CLASS  VOTING POWER
-----------------------------  ---------------  -----------------------  --------  ------------
                                                Direct         Indirect
                                                ------         --------

Frank T. Curtin/(1)/           Class A            458,582        --        3.2       11.8
                               Class B            166,063        --       32.1

Henry D. Sharpe, III/(2)/      Class A             55,145        --         *         1.3
                               Class B             18,381        --        3.5

John M. Nelson                 Class A              6,553        --         *          *
                               Class B                151        --         *

Howard K. Fuguet               Class A              1,000        --         *          *
                               Class B                 --        --         --

Russell A. Boss                Class A              1,000        --         *          *
                               Class B                 --        --         --

Paul R. Tregurtha              Class A                705        --         *          *
                               Class B                 13        --         *

Harry A. Hammerly              Class A              5,000        --         *          *
                               Class B                 --        --         --

J. Robert Held                 Class A              1,000        --         *         --
                               Class B                 --        --         --

Roger E. Levien                Class A                 --        --         --        --
                               Class B                 --        --         --

Charles A. Junkunc/(1)/        Class A            374,582        --        2.9       12.9
                               Class B            194,396        --       37.9

Philip James/(3)/              Class A              5,040        --         *          *
                               Class B                 --        --         *

Antonio Aparicio               Class A             53,500        --         *          *
                               Class B                 --        --         --


                                                                                    PERCENT OF
NAME AND ADDRESS               TITLE OF CLASS      AMOUNT AND NATURE     PERCENT     COMBINED
OF BENEFICIAL OWNER            OF COMMON STOCK  OF BENEFICIAL OWNERSHIP  OF CLASS  VOTING POWER
-----------------------------  ---------------  -----------------------  --------  ------------
                                                Direct         Indirect
                                                ------         --------

Edward D. DiLuigi/(1)/         Class A            314,648         --       2.4       11.1
                               Class B            168,752         --      32.1

All Directors, Nominees and    Class A          1,118,829       7,200      8.7       26.2
Executive Officers as a Group  Class B            355,725       2,400     69.8
(19 persons)/(3)/

*Less than one percent (1%).
_____________________________

(1)  See Footnote (3) I.  Security Ownership of Certain Beneficial Owners.
(2)  See Footnote (2) I.  Security Ownership of Certain Beneficial Owners.
(3) With respect to Executive Officers who are not Directors, includes (i) 33,000 shares of Class A Stock as to which certain of the Executive Officers have sole voting and investment power; (ii) 28,333 shares of Class B Stock held in the Company's pension plan covering its United Kingdom employees as to which Mr. Junkunc has shared voting and investment power;
     (iii) 7,880 vested shares of Class A Stock and 3,135 vested shares of Class B Stock as to which certain Executive Officers have shared voting power as participants in the SARP and ESOP; and (iv) 279,000 shares of Class A Stock subject to stock options presently exercisable or exercisable within sixty
     (60) days of the expected March 27, 1998 date of mailing of this Proxy Statement granted to the named Executive Officers and other Executive Officers pursuant to the Company's 1989 Equity Incentive Plan. (See Options and SAR Table under the heading "Executive Compensation".)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Securities and Exchange Commission rules, the Company notes that Marcus Burton and Edward D. DiLuigi, Executive Officers of the Company, filed reports on Form 4 late during 1997 reporting awards of incentive stock options and C. John Cooke, an Executive Officer, reported the exercise of options and sale of Company securities in 1997 late on a Report on Form 5 filed in 1998.

                  COMPENSATION AND NOMINATING COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") presents its report on executive compensation for the year 1997. The Committee's guidelines for compensation decisions are guided by the following principles:

 .    To provide a competitive total compensation package that enables the
     Company to attract and retain the key executive talent needed to accomplish its corporate goals.

 .    To integrate compensation programs with the Company's annual and long-term business objectives and strategy in order to focus executive behavior on the fulfillment of those objectives.

 .    To provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of the stockholders.

     In addition, the Committee also considers in implementing its decisions the impact of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which in certain circumstances disallows compensation deductions in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation, commissions, and certain other forms of compensation. The Committee has determined that the Corporation's incentive compensation plans should comply, to the extent practicable, with the Code's requirements for performance-based compensation to ensure that the Corporation will be entitled to full deductibility of all compensation paid under those plans.

COMPENSATION PROGRAM

     The Committee, which is composed of outside Directors who have no interlocking relationships within the meaning of regulations of the Securities and Exchange Commission, is responsible for reviewing the Company's overall compensation program, reviewing the compensation of the Executive Officers, and administering the cash bonus, deferred cash award, and stock based incentive plans and certain retirement plans to ensure that pay levels and incentive opportunities are competitive and, of equal importance, appropriately reflect the performance of the Company. The components of the compensation program for executives are described below.

     BASE SALARY. The factors considered in determining the appropriate salary are level of responsibility, prior experience and accomplishments, and the relative importance of the job in terms of achieving corporate objectives and general salary ranges for comparable positions at similar size companies or divisions within the industry. Each Executive Officer's salary is reviewed annually. Adjustments may be recommended based upon individual performance, inflationary and competitive factors, and overall corporate results.

     ANNUAL INCENTIVE COMPENSATION. Under the Company's Amended Profit Incentive Plan ("PIP"), Executive officers are eligible to receive a planned annual cash bonus of up to a specified percentage (generally 30% to 40% for Executive Officers) of base salary. At the beginning of each fiscal year, the Committee establishes for each executive a maximum aggregate percentage bonus opportunity (generally 60% for executive officers), which is comprised of separate bonus categories tied to the satisfaction of a specified, largely quantitative formula of corporation goals (e.g., net income and achievement of specific objectives). Actual bonuses paid may be above or below the amount planned depending on achievement of objectives but may not exceed 200% of the planned bonus. In order to assure that the PIP would effectively encourage and reward superior performance, the Committee in early 1996 had restructured the specific performance targets comprising the overall formula for the Executive Officers to focus their content on promoting cross-divisional and inter-Company cooperation and also focusing on net income and various determinants of cash flow. In addition, up to 30% of certain executives' annual bonuses, including up to 30% for the Chief Executive Officer, were independent of the target formula and instead were subject to award at the discretion of the Committee. Bonuses under the PIP for performance in 1997 were made to a total of approximately 135 management executives, including 12 Executive Officers, in the aggregate. (See information shown in the Summary Compensation Table.) For the named Executive Officers other than the Chief Executive Officer (see below), 1997 performance exceeded established performance goals and, accordingly, bonuses awarded with respect to such 1997 (as adjusted for the planned restructuring expenses in the fourth quarter of 1997) performance and reported in the Bonus column in the Summary Compensation Table were at the high end of the target ranges.

LONG-TERM INCENTIVE AWARDS

     STOCK OPTIONS. Stock options, restricted stock, and other stock based awards granted under the Corporation's stock incentive plan for management, the 1989 Equity Incentive Plan (which has been approved by the stockholders), provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with the Corporations' stockholders. Accordingly, each executive's total compensation is significantly dependent upon stock performance. Option exercise prices are set at 100% of fair market value on the date of grant and the options expire after 10 years. The options granted by the Committee vest over a period of years, typically 50% after one year and 25% per year for the next two years, in order to encourage management continuity and better align compensation to long-term stock value. Significant awards of stock options were made in 1994 and 1995 to the Company's CEO and certain other executives including two of those named in the compensation table. No awards of options were made to such persons during 1997. Awards of options for an aggregate of 438,000 shares were granted to 90 executives, including awards of options for a total of 80,000 shares of Class A Stock made to two new Executive Officers included in the table who joined the management team in 1997.

     LONG-TERM DEFERRED CASH INCENTIVE PLAN. This component of executive compensation consists of the Key Employees' Long-Term Deferred Cash Incentive Plan (the "LTDCIP"), pursuant to which the Company may make annual deferred cash awards out of a bonus "pool" calculated as a percentage (6%) of adjusted pre-tax earnings. For 1997 participants were entitled to an award credit equal to a pro rata percentage of the bonus pool based on their salary relative to the aggregate salaries of participants in the bonus pool for the award year. The Committee designated 11 Executive officers as eligible participants for the 1997 award year. Participants become vested in awards and interest accrued on their account balances on the earliest to occur of the participants death or disability, retirement from the Company at or after age 65, or the third anniversary of the year of each award. Participants forfeit any unvested award credits if their employment terminates, and such forfeitures are reallocated and credited to the accounts of participants receiving award credits in the year in which the forfeited credit was made. The Committee approved awards to the 11 Executive Officers participating for 1997 including those named in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Curtin joined the Company in May of 1995. Pursuant to an Employment Agreement entered into on May 2, 1995 for a term of three years, Mr. Curtin's base salary during 1995 was set at the annual rate of $300,000 (his base salary was raised to $315,000 for 1996 and $345,651 for 1997) plus a fixed incentive bonus for 1995 of $75,000 and 10% annual contributions to a supplemental executive retirement plan and a provision for an incentive bonus for later years up to the maximum provided in the PIP in the discretion of the Committee. The agreement also provided for the grant of options of 200,000 shares of Class A common stock at an exercise price equal to the fair market value on May 3, 1995.

     In 1997 the Committee established Mr. Curtin's target annual cash bonus under the PIP for 1997 at 40% of his salary, and in 1998 the Compensation Committee awarded Mr. Curtin a cash bonus under the PIP of $209,009 for 1997, representing approximately 60% of his salary. In determining Mr. Curtin's 1997 annual PIP bonus, the Committee reviewed the Corporation's performance and Mr. Curtin's individual performance against a set of performance objectives which were approved by the Committee in early 1997. Mr. Curtin received an award credit under the LTDCIP for 1997 in the amount of $108,942, which included a forfeiture reallocation of $19,913 and interest accrued on his account balance. Under both the PIP and LTDCIP, the Committee approved adjustments to the corporate earnings targets as permitted by the provisions of such plans to take into account the planned restructuring related expenses in the fourth quarter which would, in the Committee's view, have unfairly impacted these awards.

     Subsequent to year-end 1997, the Committee approved "change in control" management agreements for Mr. Curtin and the other executive officers. These contracts provide for payment and continuation of benefits upon a termination of employment, on the terms specified, following a "change in control" (as defined) of the Company. At the same time, the Committee also approved amendments to the Key Employee Long-Term Deferred Cash Incentive Plan and the Supplemental Executive Retirement Plan and established a Senior Executive Supplemental Umbrella Pension Plan, which, together with the 1989 Equity Incentive Plan and the Amended Profit Incentive Plan, reset the retirement and long-term incentive arrangements for senior executives. For 1998 the eligible participants in the newly established Senior Executive Supplemental Umbrella Pension Plan include Mr. Curtin and three other named

Executive Officers. (See the description of the "change in control" management agreements and the Senior Executive Supplemental Umbrella Pension Plan under the heading "Employment, Severance, and Other Agreements" at Page 15.) These amended compensation arrangements will be reported on in more detail in the Committee's Report for the year 1998.

                                    Russell A. Boss, Chairman
                                    John M. Nelson
                                    Paul R. Tregurtha
                                    J. Robert Held


                            STOCK PERFORMANCE GRAPH

     The following graph sets forth information comparing the cumulative total return to holders of the Company's Class A Stock over the Company's last five fiscal years beginning at the market close on the last trading day before the beginning of the Company's fifth preceding fiscal year (the "Measuring Period") with (1) the cumulative total return of the Standard & Poor's 500 Stock Index, and (2) the cumulative total return of the Standard & Poor's Machinery (Diversified) index. The graph assumes $100 invested in December 31, 1992 in Company Class A common stock and $100 invested at the same time in each of the S&P indexes shown and assumes that all dividends are reinvested.


                             [GRAPH APPEARS HERE]

                       BROWN & SHARPE STOCK PERFORMANCE
                    VERSUS S&P 500 AND S&P MACHINERY INDEX

          DATE         BNS CLASS A     S&P 500     S&P MACHINERY INDEX
          ----         -----------     -------     -------------------
          12/31/92        100.00        100.00            100.000
          12/31/93        112.96        110.05            145.31
          12/31/94         98.15        111.45            138.85
          12/31/95        151.85        153.28            167.65
          12/31/96        207.41        188.52            204.89
          12/31/97        150.00        251.39            266.52


                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation during each of the Company's last three fiscal years for Mr. Frank T. Curtin, the Company's Chairman of the Board, President, and Chief Executive Officer and the four other highest-paid Executive Officers (as such term is defined under rules promulgated under the Securities Exchange Act of 1934), who were serving in such capacity as of the end of the Company's last completed fiscal year and whose earned compensation exceeded $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term Compensation Awards
                                                                                      -----------------------------
                Annual Compensation                                                    Awards          Pay-outs
------------------------------------------------------------------------------------------------------------------------------------

        (a)                (b)           (c)           (d)           (e)           (f)         (g)         (h)         (i)
                                                                    Other       Restricted   Securities
                                                                    Annual        Stock      Underlying              All Other
     Name and                                                       Compen-      Award(s)     Options/     LTIP        Compen-
Principal Position         Year        Salary ($)    Bonus ($)      sation($)     ($)/(6)/    SARs (#)   Payouts($)    sation
------------------------------------------------------------------------------------------------------------------------------------

Frank T. Curtin/(1)(7)/    1997        345,651        209,009        --             --         --          --         187,754
 President and Chief       1996        315,000        327,000        --             --         --          --         160,364
 Executive Officer         1995        193,846         75,000        71,937         --        200,000      --          44,886

Charles A. Junkunc/(2)(7)/ 1997        239,810        108,757       205,125         --         --          --         120,914
 Vice President and        1996        218,500        181,100        --             --         --          --         116,835
 Chief Financial Officer   1995        190,000         61,332        --             --         40,000     --           43,674

Antonio Aparicio/(4)(7)/   1997        226,489         86,672       120,750         --         --                     122,598
 Vice President-           1996        255,790         89,648        --             --         --          --         133,831
 Precision Measuring       1995        251,256         75,636        --             --         33,000      --          66,956
 Instruments

Philip James/(3)/          1997         81,730        175,000        --             --         50,000      --          18,792
 Group Vice President,     1996           --            --           --             --         --          --          --
 Measuring Systems         1995           --            --           --             --         --          --          --

Edward D. DiLuigi/(5)(7)/  1997         90,865        105,625        63,269         --         30,000      --          20,892
 Vice President &          1996           --            --           --             --         --          --          --
 General Manager,          1995           --            --           --             --         --          --          --
 Measuring Systems -
 USA
----------------------------

(1)  Mr. Curtin commenced his employment with the Company on May 2, 1995. Column
     (d) includes for 1996 a special bonus in the amount of $75,000 paid in connection with successful completion of the public stock offering in 1996. The salary shown for 1995 in Column (c) was the amount paid to him from his commencement date of employment through December 31, 1995. For 1995 the bonus amount in Column (d) was guaranteed, for the 1995 "short" year only, under his Employment Agreement and the amount in Column (e) represents payment of relocation and moving expenses. Column (i) includes amounts of $63,053 for 1997; $32,721 for 1996; and $19,384 for 1995 for Mr. Curtin,
     provided under his Employment Agreement (see Page 16), representing retirement benefits provided in excess of limitations imposed by the Internal Revenue Code on Company contributions to the named executives' SARP and ESOP retirement accounts, which are credited to a non-qualified unfunded deferred compensation Supplemental Executive Retirement Plan account (the "SERP"); and amounts of $15,759 and $14,742 representing the value of the 1997 and 1996 year-end Company contributions, respectively, to the executives SARP (4% plus Company matching contributions) and ESOP (2% in shares of Class A Stock).

(Footnotes cont'd. from previous page)

(2) Column (d) includes for 1996 a special bonus in the amount of $50,000 paid in connection with the successful completion of the public stock offering in 1996. Column (e) for 1997 includes an amount of $137,125 representing the value of income realized during the year as a result of the vesting of restricted stock and an amount of $68,000 approved by the Compensation and Nominating Committee paid in connection with the vesting of such restricted stock to offset the income taxes incurred by Mr. Junkunc in connection with the vesting of such stock. Column (i) includes the value of the year-end Company contributions to the executives SARP and ESOP retirement accounts in the amounts of $15,759, $14,742, and $12,232 for 1997, 1996, and 1995,
     respectively and amounts of $28,925, $21,688, and $6,446 for 1997, 1996, and 1995, respectively (including interest earned) credited to the executives SERP account.

(3) Mr. James commenced his employment in September of 1997, and the amount in Column (c) reflects this short period of employment. Column (d) includes a special signing bonus of $150,000 as compensation for forfeiture of bonuses and other benefits from his previous employment and an amount of $25,000 for a partial year 1997 PIP bonus.

(4) Mr. Aparicio is employed by Tesa - Brown & Sharpe S.A., a Swiss corporation ("Tesa") and subsidiary of the Company. Amounts shown converted from Swiss Franc equivalent for 1997, 1996, and 1995 at the average U.S. dollar exchange rates of $.6930, $.8100, and $.8461, respectively. Column (e) reflects an amount representing the value of income realized as a result of the vesting of, during the year, shares of restricted stock. Column (i) includes dollar value of contributions made to Tesa - Brown & Sharpe S.A. retirement plans for Mr. Aparicio's benefit for 1995, 1996, and 1997 in the amounts of $36,346; $41,587; and $39,070.

(5) Mr. DiLuigi commenced his employment in June of 1997, and the amount in Column (c) reflects the short period of employment. Column (d) includes a special signing bonus of $75,000 and an amount of $30,625 for a partial year 1997 PIP bonus. The amount in Column (e) represents a payment to Mr. DiLuigi to compensate him for the forfeiture of options granted in connection with his previous employment.

(6) The table set forth below provides information relating to unvested restricted stock held by the Executive Officers in the above table:

                                 Total Number Restricted    Aggregate Market Value
                                  Unvested Shares Held    Restricted Unvested Shares
             Name                 as of Fiscal Year-End*   Held as at Fiscal Year-End
-------------------------------  -----------------------  --------------------------
           Charles A. Junkunc            3,000                     $30,562
           Antonio Aparicio              2,000                     $20,375

* The awards to Messrs. Junkunc and Aparicio were made in 1992 and 1994. Restrictions lapse ratably over five (5) years from the date of award with 25% of the shares awarded vesting two years and three years, respectively, after such date and the remaining 50% of the shares vesting five (5) years after such date. The Company in 1991 omitted and has not reinstated its dividend on its Class A Stock; however, should it be reinstated, dividends would be paid on the restricted stock reported. At December 31, 1997 the closing market price of the Company's shares of Class A Stock was $10.1875 per share.

(7)  Column (i) includes amounts of $108,942, $76,230, $83,528, $18,792, and
     $20,892 for 1997 for Messrs. Curtin, Junkunc, Aparicio, James, and DiLuigi, respectively; and amounts of $112,901, $80,405, and $92,244 for 1996 and $25,502, $24,996, and $30,610 for 1995 for Messrs. Curtin, Junkunc, and Aparicio, respectively, credited to memorandum accounts established for the executive under the long-term deferred cash incentive plan. On February 23, 1996 the Board of Directors approved, on recommendation of the Compensation and Nominating Committee, the Brown & Sharpe Key Employees' Long-Term Deferred Cash Incentive Plan ("LTDCIP") with effect from January 1, 1995 (see discussion in Compensation and Nominating Committee Report). The LTDCIP is intended to be a non-qualified unfunded pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act. Under the LTDCIP award credits were to be made annually beginning with the 1995 year for LTDCIP participants based on one year's financial performance of the Company out of an award pool of 6% of pre-tax adjusted earnings as defined. Participants become vested in each accrued annual award after three years subject to accelerated vesting upon a change of control (as defined) and with payout of the credited vested amounts plus interest accrued at a market rate deferred until retirement at or after age 65, death or disability, or earlier upon termination of employment for reasons other than cause. The amounts for 1997 include accrued interest and a proportionate reallocation of unvested previously credited amounts for two Executive Officers who left the Company shortly after the end of the 1996 fiscal year to 1996 participants' accounts which include Messrs. Curtin, Junkunc, and Aparicio.

STOCK OPTION/SAR GRANTS

     Under provisions of the Company's 1989 Equity Incentive Plan ("EIP"), a variety of stock and stock based awards, performance cash awards and related benefits, including stock options, both qualified incentive and non-qualified options, and stock appreciation rights ("SARs"), may be awarded to Executive Officers and other key employees of the Company and its subsidiaries. There were options awarded under the EIP to the Executive Officer named in the Summary Compensation Table in 1997, which are set forth in the table below:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                 Potential Realizable Value
                                                  at Assumed Annual Rates
                                                 of Stock Price Appreciation
             Individual Grants                     for Option Term/(2)/
------------------------------------------------------------------------------------------------------------------------------------

(a)                       (b)                (c)                (d)               (e)            (f)            (g)
                                         % of Total
                                         Options/SARs
                      Options/SARs       Granted to          Exercise
                      Granted/(1)/       Employees in      or Base Price       Expiration
 Name                     (#)             Fiscal Year         ($/Sh)              Date            5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------------------

Frank T. Curtin           --                 --                 --                --                --            --
Charles A. Junkunc        --                 --                 --                --                --            --
Antonio Aparicio          --                 --                 --                --                --            --
Philip James          50,000                12.2              12.250            10/24/07          385,195       976,165
Edward D. DiLuigi     30,000                 7.3              12.625            7/24/07           238,194       603,627



----------------------------
(1) There were no SARs granted to any of the Executive Officers named in the table in 1997.

(2) The potential realizable value represents future opportunity and has not been reduced to present value in 1997 dollars. The dollar amount included in these columns are the result of calculations at assumed rates set by rules of the Securities and Exchange Commission for illustrative purposes, and such rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named Executive Officer. The potential realized value is based on arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the options. For example in order for the person named in the table who received options with an exercise price of $12.250 per share to realize the potential values set forth in columns (f) and (g), the price per share of the Company's Class A Stock would have to be approximately $19.95 and $31.77, respectively


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table summarizes options and SARs exercised during 1997 and presents the value of unexercised options and SARs held by the named Executive Officers at fiscal year-end:

    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

    (a)                     (b)                     (c)                            (d)                          (e)
                                                                            Number of Securities           Value of Unexercised
                                                                           Underlying Unexercised              In-the-Money
                                                                               Options/SARs at                Options/SARs at
                                                                             Fiscal Year-End (#)             Fiscal Year-End ($)
                           Shares
                         Acquired on                Value                   Exercisable (E)/                  Exercisable (E)/
     Name                Exercise (#)             Realized($)               Unexercisable (U)                Unexercisable (U)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           (E)              (U)           (E)              (U)
                                                                           --------        -------        -------         --------
Frank T. Curtin             None                  --                        100,000         100,000        343,750          343,750
Charles A. Junkunc          None                  --                         45,000          20,000        155,937           63,750
Antonio Aparicio            None                  --                         41,500          16,500        144,781           52,594
Philip James                None                  --                           --            50,000          --               --
Edward D. DiLuigi           None                  --                           --            30,000          --               --

RETIREMENT PLANS

     SENIOR EXECUTIVE SUPPLEMENTAL UMBRELLA PENSION PLAN. Effective March 1998 the Company adopted a Senior Executive Supplemental Umbrella Pension Plan (the "Umbrella SERP"). The Umbrella SERP is designed to provide key senior executives selected by the Compensation and Nominating Committee of the Board (the "Committee") with retirement benefits which, together with the annuitized value of their benefits under the Company's Employee Stock Ownership and Profit Participation Plan ("ESOP"), Savings and Retirement Plan ("SARP") and Supplemental Executive Retirement Plan ("SERP"), plus Social Security benefits, will deliver an annuity equal to a percentage (determined by the Committee) of the executive's final average pay. The portion of SARP and ESOP benefits attributable to the executive's own savings or deferrals (or matching contributions and credits) are disregarded in this computation. For purposes of determining any offset for ESOP and SARP benefits, the value of the executive's accounts in those plans is assumed to have grown from January 1, 1998 at a rate equal to the Merrill Lynch Government Master Treasury Bond Index (Ten Plus Years) rate as from time to time in effect. Final average pay under the Umbrella SERP is defined as the aggregate of the following amounts, in each case based on the highest three-year average for such amount determined over the ten-year period preceding the determination date: base salary, annual or special bonuses, retirement contributions to SARP, allocations of contributions under the ESOP, and retirement credits under SERP. Full benefits are payable upon retirement at or after age 65 with at least five years of service or at or after age 60 with at least ten years of service. Reduced benefits are payable in the event of termination after age 55 with at least five years of service. Benefits are also payable upon a change in control, with credit given for any period of severance entitlement under a management change in control agreement with the executive (whether or not the executive's employment has been terminated) and without regard to whether the executive has five years of service. In general, benefits under the Umbrella SERP are payable as an annuity with survivor benefits to the executive's spouse or in any of the following actuarially equivalent forms: a single life annuity, three annual installments or a single lump sum. The participating executive may elect the form of payment subject to certain advance-election requirements specified in the Umbrella SERP. To date Mr. Curtin and three other named Executive Officers have been selected to participate in the SERP with retirement benefits, as stated above, at the following percentages of the executive's final average pay. Mr. Curtin 60%; Mr. Junkunc 55%; Mr. James 55%; and Mr. DiLuigi 50%.

     The Umbrella SERP was adopted in conjunction with amendments to the LTDCIP and the SERP and was accompanied by the adoption of a Stock Ownership Policy, which requires that the senior executives of the Company designated by the Committee, and including all participants in the Umbrella SERP, own shares of stock of the

Company (including shares deemed to be owned under certain circumstances) having a market value equal, at the date of calculation of accrued credits under the LTDCIP, to three times (for the CEO) and two times (for other executives) the amount of their base salary and, until such levels are achieved, any amounts annually credited to them under the LTDCIP shall be notionally invested in shares of stock of the Company as specified in the LTDCIP.

     FOREIGN RETIREMENT PLAN. Brown & Sharpe Tesa S.A., a Swiss corporation ("Tesa"), one of the Company's principal foreign subsidiaries, maintains a defined contribution retirement plan required by Swiss law, pursuant to which benefits accrue on behalf of Mr. Aparicio annually in an amount equal to a percentage (based on his age and salary) of annual compensation and under which interest accrues on accrued benefit amounts at a compound annual rate of 4%. Mr. Aparicio has been a participant in this plan since 1972. Upon retirement he is entitled to receive an annual pension in an amount equal to 7.2% of the total accrued benefits, and the estimated annual pension payable upon retirement at normal retirement age (age 65) under such plan is an amount equivalent to $104,063. In addition, Tesa sponsors a separate defined contribution plan covering Mr. Aparicio and other key employees pursuant to which Mr. Aparicio is eligible to receive a lump-sum payment upon retirement. The estimated lump sum payable to Mr. Aparicio upon retirement under this sponsored plan at normal retirement age is an amount equivalent to $358,764. (Amounts converted at the average monthly exchange rate for the 1997 year of $.6930 per Swiss Franc.)

EMPLOYMENT, SEVERANCE, AND OTHER AGREEMENTS

     EMPLOYMENT AGREEMENTS. Mr. Frank T. Curtin has an Employment Agreement with the Company for a three-year term of employment commencing on May 2, 1995 in the capacity of President and Chief Executive Officer. The Agreement provides for (i) an annual base salary of $300,000 subject to increases at the discretion of the Board of Directors (which base salary was increased by the Board, effective January 1, 1998, to $360,400); and (ii) annual cash incentive bonuses in an amount not to exceed the maximum amount permitted under the PIP with all or a portion thereof to be "earned out" and subject to achievement of objectives determined by the Compensation Committee of the Board (See Compensation Committee Report) and (iv) participation in other executive employee benefits. Pursuant to the Agreement, Mr. Curtin also received an award of incentive stock options disclosed in the Table on Page 12, and the Company agreed to annually contribute an amount equal to 10% of his base salary to a Supplemental Executive Retirement Plan account for his benefit. The Agreement provides that the Company may terminate his employment for a reason other than death, disability, or for cause (as defined in the Agreement) subject, however, to continuation of his base salary and benefits for the unexpired term remaining under the Agreement, but in any event not less than twelve months. No salary or benefits are continued if the employment is terminated by the Company for cause or upon death or disability. In addition Mr. Curtin has the right under the Agreement to terminate his employment following a Change of Control of the Company (as defined in the Agreement) in the event his position or job responsibilities change or the compensation and benefits reserved to him in the Agreement are not provided. In such event the Company would be required to continue to pay him the base salary and benefits in effect at the time of such termination for the unexpired term of the Employment Agreement.

     The Company has an agreement with Charles A. Junkunc, Vice President and Chief Financial Officer, who joined the Company on May 4, 1992, to pay a severance amount to him equal to his annual salary in effect at the time of any termination (except for cause) and to continue his basic employee benefits for a one-year period in the event his employment with the Company is terminated for any reason. In addition to the foregoing, the Company is obligated to pay a bonus equal to the average of the bonus payments received by him during the three years (or such lesser period) prior to termination, pro rated according to the number of months of service during the year in which any termination occurs. Upon any termination Mr. Junkunc, if requested by the Company, is to provide consulting services to the Company for one year, with offsets against the payments to be made by the Company for any income received from other sources.

     The Company's Swiss subsidiary, Brown & Sharpe Tesa S.A., has an employment agreement with Antonio Aparicio entered into in October 1995 which provides payment of a severance amount to Mr. Aparicio upon termination of employment equal to the salary paid to him during the twelve-month period prior to the effective date of termination; and the Company has agreements with Messrs. James and DiLuigi which provide for payment of a severance amount to them in the event of a termination of their employment by the Company equal to one year's then current salary subject to non-competition and mitigation provisions in the event of re-employment within the one year period.

     CHANGE IN CONTROL AGREEMENTS. The Company also has a change in control management agreement, dated February 17, 1998, with Mr. Curtin, which provides for certain payments and benefits to Mr. Curtin upon termination of his employment by the Company without cause or termination by Mr. Curtin for good reason (as defined), in the event either such termination occurs after a change in control in the Company (as defined). In general, Mr. Curtin would be entitled to a severance payment of an amount equal to twice the sum of his base salary and bonus at the highest levels during the five-year period then preceding a change in control or termination, an additional severance payment equal to the annual levels in effect prior to the change in control (or termination), of the contributions, credits, and other benefits that Mr. Curtin was receiving under the Company's various retirement and long-term incentive plans and the continuation for a two-year period of the Company's health and life insurance benefits at the levels in effect immediately prior to the change in control or termination. These payments and benefits will be reduced to the extent necessary to preserve their deductibility to the Company for federal income tax purposes and to avoid imposition of any "excess parachute payment" taxes under the Internal Revenue Code. Termination by Mr. Curtin for good reason after a change in control includes a reduction by the Company in Mr. Curtin's base salary or the Company's failure to continue the compensation, retirement, and benefit plans at the levels at which Mr. Curtin was participating immediately prior to the change in control, the assignment of duties inconsistent with his status as a Chief Executive Officer, or other adverse alteration in the nature or status of his responsibilities.

     The Company has "change in control" management agreements providing for the same level of benefits upon specified terminations of employment upon a change in control of the Company for the other Executive Officers named in the Summary Compensation Table.

                                     ITEM 2
                          RATIFICATION OF APPOINTMENT
                                       OF
                            INDEPENDENT ACCOUNTANTS


     The Board of Directors has appointed Ernst & Young LLP, who has acted as the Company's independent accountants since January 1, 1996, as the Company's independent accountants for fiscal year 1998, subject to approval by the stockholders. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will consider the selection of another accounting firm to serve as the Company's independent accountants. Neither Ernst & Young nor any of its partners have any direct or indirect financial interest in or any connection (other than as independent auditor) with the Company or any subsidiary. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPOINT ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 1997 FISCAL YEAR.

                              GENERAL INFORMATION

VOTING OF PROXIES

     Each valid proxy in the enclosed form that is received by the Company will be voted by the persons named therein. All shares represented by the proxy will be voted FOR the election of the Board's nominees named herein as Directors unless the stockholder specifies otherwise or authority to vote for the proposed slate of Directors or any individual Director has been withheld. If for any reason any of such nominees should not be available as a candidate for Director, the proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants, all shares represented by a proxy will be voted FOR such proposal, unless the proxy specifies that it should be voted against a proposal or not voted at all. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

     Consistent with Delaware law and as provided under the Company's By-Laws, the holders of shares entitled to cast a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be tabulated by persons appointed by the Board of Directors to act as Judges of Election for the meeting as provided by the Company's By-Laws.

     The three nominees for election as Directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve the action proposed in Item 2, as well as any other matter which comes before the Annual Meeting, except where applicable law or the Company's Certificate of Incorporation or By-Laws require otherwise.

     The Judges of Election will count the total number of votes cast FOR approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

FOR SARP AND ESOP PARTICIPANTS

     For participants in the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees (together the "SARP"), the accompanying proxy card indicates the number of shares of Class A Stock and Class B Stock held in your participant's account under the symbols SPA and SPB, respectively. When a participant proxy card is returned properly signed, Putnam Fiduciary Trust Company ("Putnam Trust"), the Trustee of the shares of Class A and Class B Stock held in the SARP, will vote the participant's shares held in the SARP in the manner directed by the participant, or if the participant makes no directions, Putnam Trust will vote the participant's shares on those matters presented to the stockholders in proportion to instructions received from all participants voting.

     For participants in the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP") the accompanying proxy card indicates the number of shares of Class A Stock and Class B Stock held in the ESOP and allocated to the participant's account under the symbols ESA and ESB, respectively. When an ESOP participant's proxy card is returned properly signed, Putnam Trust, the ESOP record keeper will tabulate and report the aggregate voting instructions received to the ESOP Trustees, Messrs. Frank T. Curtin, Charles A. Junkunc, and Edward D. DiLuigi, (the "ESOP Trustees") who will then vote the aggregate ESOP shares voted in the manner directed by ESOP participants on the matters presented to the stockholders. The ESOP Trustees will vote ESOP shares for which no instructions are received from ESOP participants on the matters presented in proportion to instructions received from ESOP participants voting. All individual voting instructions of participants in the SARP and ESOP will be held in confidence.

SOLICITATION OF PROXIES

     The entire expense of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Directors, officers, and employees of the Company may solicit in person, by telephone, facsimile, or telegram. The Company will reimburse persons holding stock for others in their names or in nominee names for their reasonable expenses in sending soliciting material to the beneficial owners of common stock.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     All stockholder proposals intended to be submitted at the Company's 1999 Annual Meeting must be received by the Secretary of the Company on or before November 20, 1998 in order to be considered for inclusion in the Company's 1999 proxy materials.

IMPORTANT NOTICE

     No matter how small your holdings, if you do not plan to attend the meeting in person, you are respectfully requested to complete, sign, date, and return the accompanying Proxy in the enclosed, post-paid envelope at your earliest convenience.

                                    By Order of the Board of Directors,

                                    /s/ James W. Hayes, III

                                    James W. Hayes, III
                                    Secretary

North Kingstown, Rhode Island 02852
March 27, 1998

BR063 F                           DETACH HERE

                                     PROXY

                     BROWN & SHARPE MANUFACTURING COMPANY

            PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                  MAY 1, 1998


     The undersigned appoints each of Frank T. Curtin, Harry A. Hammerly and Russel A. Boss proxies with power of substitution to vote for the undersigned at the Annual Meeting of Stockholders called for Friday, May 1, 1998, at 10:00 A.M., at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, and at any adjournments, all shares of stock which the undersigned would be entitled to vote if present in accordance with their judgment upon any matters that may properly come before said meeting and to vote as specified on the reverse.

     A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement pertaining to the aforesaid meeting and a copy of the Company's Annual Report for the year ended December 31, 1997.

     Your Shares of Class A Stock and Class B Stock, including those if a Paticipant in the SARP and ESOP, on the reverse side are designated "CLA", "CLB", "SPA", "SPB" and "ESA", "ESB" respectively.

     To approve the Board of Directors' recommendations, simply sign and date the back. You need not mark any boxes.

-------------                                                        -----------
SEE REVERSE     CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-------------                                                        -----------

BR063 F                           DETACH HERE

     Please mark
[X]  votes as in
     this example.



     1. Election of Directors: To fix the number of Directors at nine and to elect three Directors as set forth in the Proxy Statement Class A Stock may be voted for Messrs. Held. Fuguet and Sharpe, III Class B Stock may be voted only for Messrs. Fuguet and Sharpe. III as indicated below. Holders of Class A Stock and Class B Stock who wish to provide instructions should vote such class of stock in the space indicated below.

CLASS A STOCK:
Held, Fuguet and Sharpe, III

FOR              WITHHELD
ALL       [_]    FROM ALL    [_]
NOMINEES         NOMINEES

For, except vote withheld from the nominee(s) below:


[_]
   ---------------------------------------------------

CLASS B STOCK:
Fuguet and Sharpe, III

FOR              WITHHELD ______
BOTH     [_]     FROM [_]
NOMINEES         BOTH
                 NOMINEES ______

For, except vote withheld from the nominee(s) below:


[_]
   ---------------------------------------------------

                                      FOR     AGAINST     ABSTAIN
     2. To ratify the appoint-
        ment of Ernst & Young         [_]       [_]         [_]
        LLP as the Company's
        independent accountants
        for the fiscal year ending
        December 31, 1998.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]



This proxy when properly executed will be voted in the manner directed herein. If no direction is made the proxy will be voted FOR the election of the nominees indicated and FOR proposal 2.

Note: When signing as Executor, Administrator, Trustee, Guardian, etc., add full title. (Sign exactly as name appears on this card.)


Signature:                                        Date:
           --------------------------------------      -------


Signature:                                        Date:
           --------------------------------------      -------